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                                                                   Exhibit 4.3

                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement (this "Agreement") is made as of February 21, 1995 by and between ReSound Corporation, a California corporation (the "Company") and The Mingly Corporation Limited (the "Purchaser").

                                    RECITALS

         This Agreement is one of several identical agreements each of even date herewith (collectively, the "Agreements") for the purchase and sale of the Company's 8% convertible promissory notes in the form attached to this Agreement as Exhibit A (each a "Note" and collectively, the "Notes"). Together, the Agreements provide for the purchase and sale of Notes in the aggregate principal amount of U.S. $10,000,000 by the Company to the Purchaser and to certain other purchasers (collectively, the "Purchasers").

                                    AGREEMENT

         IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

         1. Authorization and Sale of the Notes. The Company has, or before the Closing (as defined below) will have, authorized the purchase and sale of the Notes to the Purchasers. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company a Note in the principal amount of U.S. $3,000,000.

         2. Closing of Purchase and Sale. The closing of the purchase and sale of the Notes (the "Closing") shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, at 10:00 a.m., on February 21, 1995, or at such time and place as the Company and the Purchasers' counsel may agree (such time and date being referred to in this Agreement as the "Closing Date"). At the Closing, the Company will deliver to the Purchasers the Notes to be purchased by the Purchasers from the Company, which shall be registered in the name of the respective Purchaser against payment of the purchase price therefor.

         3. Representations and Warranties of the Company. Except as set forth on Exhibit B to this Agreement (the "Schedule of Exceptions"), the Company hereby makes the following representations and warranties to the Purchaser:

                  3.1 Existence; Good Standing; Compliance with Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as defined below). As used in this Agreement, the term "Material Adverse Effect" shall mean any change or effect that is or is likely
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to be materially adverse to (a) the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (b) the ability of the Company to pay or perform its obligations under the Note Documents (as hereinafter defined), or
(c) the rights and remedies of the Purchaser under the Note Documents. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted. As used in this Agreement, the term "Note Documents" shall mean and include this Agreement, the Note, the Pledge Agreement (as hereinafter defined) the Distribution Agreement Amendment (as hereinafter defined) and all other documents, instruments and agreements delivered to the Purchaser in connection with this Agreement or such specified Note Documents.

                  3.2 Authority; No Conflict; Required Filings and Consents. The Company has all requisite corporate power and authority to enter into this Agreement and the other Note Documents and to consummate the transactions contemplated hereby including the issuance of the shares of Common Stock of the Company issuable on conversion of the Note. The execution and delivery of this Agreement, the Notes and the other Note Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Notes and the Distribution Agreement Amendment have been duly executed and delivered by the Company and constitute, and the other Note Documents when executed and delivered will constitute, valid and binding obligations of the Company, legally enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights or as limited by the effect of general principles of equity upon the availability of equitable remedies. The Common Stock of the Company to be issued upon conversion of the Note will be duly authorized and validly issued, fully paid and nonassessable. The execution and delivery of this Agreement, the Notes and the other Note Documents does not, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the shares of Common Stock of the Company issuable on conversion of the Note will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under
(i) any provision of the Articles of Incorporation or Bylaws of the Company, or
(ii) any mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement, the Notes and the other Note Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the shares of Common Stock of the Company issuable on conversion of the Note, except (i) such consents, approvals, orders, authorizations, registration, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect, and (iii) filings necessary to perfect the security interest to be granted under the Pledge Agreement.


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                  3.3 SEC Documents. The Company has furnished, or made
available to counsel for Purchaser, a true and complete copy of each statement, report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") since January 1, 1994 (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made, except to the extent corrected by a subsequently filed SEC Document. The financial statements of the Company included in the SEC Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations, shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). The Company has also furnished the Purchasers with a copy of its press release describing its results of operation and related matters on an unaudited basis for the fourth quarter and fiscal year ended December 31, 1994 (the "Press Release"), and a copy of its Form 8-K as filed with the Securities and Exchange Commission on December 19, 1994 concerning its acquisition of Viennatone AG (the "Form 8-K"). Except as disclosed in the SEC Documents, in the Schedule of Exceptions, in the Press Release, in the Form 8-K, or except as contemplated by this Agreement or on account of the transactions contemplated hereby, since December 31, 1994 there has not been any material adverse change in the results of operations, financial condition, assets or business of the Company and its subsidiaries taken as a whole.

                  3.4 Undisclosed Liabilities. The Company does not have any liabilities, either accrued, absolute, contingent or otherwise, of a nature required to be reflected in a balance sheet or related notes prepared in accordance with generally accepted accounting principles consistently applied which are not reflected or provided for in the Company Financial Statements except those arising after December 31, 1994 which are in the ordinary course of business and which, in the aggregate, would not have a Material Adverse Effect.

                  3.5 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Purchaser or representatives of Purchaser.

                  3.6 Capitalization. The Company has authorized capital stock of 50,000,000 shares of Common Stock, $0.01 par value and 2,000,000 shares of Preferred Stock, $0.01 par value. As of the close of business on December 31, 1994, 15,203,420 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. There are no outstanding rights,



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warrants, options, subscriptions, agreements or commitments giving anyone any right to require the Company to sell or issue any capital stock or other securities, except that as of the close of business on December 31, 1994: (i) the Company had issued and outstanding options under its 1988 Stock Option Plan which may be exercised to purchase an aggregate of 2,427,881 shares of the Company's Common Stock and had reserved an additional 153,480 shares for future issuance under such plan; (ii) the Company had issued and outstanding options under its 1992 Directors' Stock Option Plan which may be exercised to purchase an aggregate of 125,000 shares of the Company's Common Stock and had reserved an additional 25,000 shares for future issuance under such plan; and (iv) the Company had issued an aggregate of 79,441 shares of the Company's Common Stock under its 1992 Employee Stock Purchase Plan and had reserved an additional 120,559 shares for future issuance under such plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws.

         4.       Representations and Warranties of Purchaser.

                  4.1 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate or partnership action on the part of the Purchaser. The Purchaser hereby represents and warrants to the Company that this Agreement, when executed and delivered by the Purchaser, will be valid and legally enforceable as to the Purchaser in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights or as limited by the effect of general principles of equity upon the availability of equitable remedies.

                  4.2.     Investment Representations; Legends.

                           (a) Investment Representations. The Purchaser hereby
acknowledges its understanding that the Notes have not been registered under the Securities Act, and that they are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained herein. Purchaser hereby represents and warrants to and agrees with the Company as follows:

                                    (i) Knowledge of Offer. It has carefully
reviewed this Agreement. All matters relating to this Agreement have been discussed with it and explained to its satisfaction by the management of Company or persons acting on the Company's behalf. Nothing in the preceding sentence shall in any way limit the Company's representations and warranties made herein or pursuant hereto.

                                    (ii) Ability to Bear Economic Risk. It is
able to bear the economic risk of the investment represented by this Agreement.

                                    (ii) Knowledge and Experience in Financial
and Business Matters. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment represented by this Agreement.

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                                    (iv) Determination of Suitability of
Investment. It has had the risk involved in the investment represented by this Agreement explained to it, it recognizes this risk, and it has determined that such investment is suitable for it in light of its financial circumstances and available investment opportunities.

                                    (v) Limitations on Disposition. It
understands that it must bear the economic risk of this investment indefinitely unless the Notes or the Common Stock into which the Notes may be converted are registered pursuant to the Securities Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Notes. It further understands that there is no assurance that any exemption from the Securities Act will be available with respect to the Notes, or if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Notes or the Common Stock into which the Notes may be converted under the circumstances, in the amounts or at the times it might propose.

                                    (vi) Investment Purpose. It is acquiring the
Notes and the Common Stock into which the Notes may be converted for its own account and not with a view toward the distribution thereof.

                           (b)      Legends.

                                    (i) Each Note and any Common Stock issued on
conversion of the Notes shall be stamped or otherwise imprinted with a legend substantially in the following form:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL TO THE ISSUER OR SUCH OTHER COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION, OR IN ACCORDANCE WITH THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER."

Notwithstanding the foregoing, such legend shall not be required, or if previously imposed shall be removed by the Company, from any Note or stock certificate at such time as a registration statement under the Securities Act is in effect with respect to the legended security, or upon delivery to the Company of an opinion by counsel satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that such security can be freely transferred without such registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Notes were issued.


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                                    (ii) Each Note and any Common Stock issued
upon conversion of the Notes shall also bear any legend required by any applicable state securities law. Such legends shall be removed upon delivery to the Company of an opinion by counsel satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that such security can be freely transferred without such legend.

         5. Conditions to the Purchaser's Obligations at the Closing. The Purchaser's obligation to purchase the Note shall be subject to each of the following conditions having been fulfilled to Purchaser's satisfaction on or before the Closing Date:

                  5.1 Representations and Warranties, Performance of Obligations. The representations and warranties made by the Company in Section 3 shall be true and correct on the Closing Date with the same effect as though made on and as of such date; the Company's business, assets, and prospects shall not have been adversely affected prior to the Closing Date; and the Company shall have performed all actions, met all conditions and satisfied all obligations required to be performed or satisfied by it under this Agreement on or prior to the Closing Date.

                  5.2 Issuance of Note. The Company shall have duly executed a Note payable to the Purchaser in the amount of the Purchaser's commitment hereunder.

                  5.3 Corporate Documents. The Company shall have delivered to the Purchaser such evidence of the Company's good standing and its authorization of this Agreement and the other Note Documents as the Purchaser or its counsel shall reasonably request.

                  5.4 No Events of Default or Defaults. No Event of Default (as defined in the Note) or event or circumstance which with the giving of any notice or the lapse of time or both, would become an Event of Default (a "Default"), shall have occurred.

                  5.5 Purchaser Board Approval. The Purchaser's board of directors or other similar governing body shall have approved the execution, delivery and performance of this Agreement by the Purchaser.

                  5.6 Opinion of Counsel to the Company. The Purchasers shall have received from Venture Law Group, a Professional Corporation, counsel for the Company, an opinion letter addressed to it, dated the Closing Date, substantially the same, in form and content, as that attached as Exhibit C. In rendering the opinion called for under this Section 5.2, counsel may rely as to factual matters on certificates of public officials and officers of the Company.

                  5.7 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions pursuant to this Agreement.

                  5.8 Purchase Permitted by Applicable Law. The purchase of the Notes (including the Common Stock issuable upon conversion of the Notes) on the Closing Date shall not be prohibited by any applicable law or governmental regulation.

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                  5.9 Amendment to Distribution Agreement. The Company shall have entered into the Amendment to the International Distribution Agreement between the Company and RSND Asia Limited dated July 19, 1994 in the form attached to this Agreement as Exhibit D (the "Distribution Agreement Amendment").

                  5.10. Purchase of Notes. The other Purchasers shall have purchased their respective Notes from the Company in accordance with the other Agreements.

         6. Conditions to the Company's Obligations at the Closing. The obligation of the Company to issue and sell the Notes to be issued and sold hereunder shall be subject to the following conditions, any of which may be waived by the Company, having been fulfilled on or before the Closing Date:

                  6.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct on the Closing Date with the same effect as though made on and as of such date.

                  6.2 Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions pursuant to this Agreement.

                  6.3 Purchase Permitted by Applicable Law. The purchase of the Notes (including the Common Stock issuable upon conversion of the Notes) on the Closing Date shall not be prohibited by any applicable law or governmental regulation.

                  6.4. Purchase of Notes. The Purchasers shall have purchased Notes from the Company in the aggregate principal amount of U.S. $10,000,000.

         7.       Registration Requirements.

                  7.1      Registration Rights.

                           (a)      Registration Statement.

                                    (i) Beginning on the earlier of (A) November
21, 1995, or (B) the occurrence of a Special Conversion Event (as defined in the Notes), or (C) the Company becoming aware that a Special Conversion Event is reasonably likely to occur within the next 60 days, the Purchaser shall be entitled to demand that the Company secure the effectiveness of a "shelf" registration statement under Rule 415 under the Securities Act (the "Registration Statement") with the SEC, for the sale by Purchaser of all of the shares of Common Stock issuable upon conversion of the Notes (the "Shares"), to be effective as soon as practicable in the event of a Special Conversion Event and otherwise to be effective not later than February 21, 1996. Prior to demanding any such registration, the Purchaser shall first consult with the Company for a reasonable period in the event of a Special Conversion Event, and for a period of at least 15 days otherwise, concerning the need for such registration in light of Purchaser's ability to sell freely all of the shares of Common Stock issuable upon conversion of the Notes in the United States public markets under Rule 144, Regulation S or otherwise.

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                                    (ii) Following such consultation, whether to
demand such Registration Statement shall be at the sole discretion of the Purchaser, and the Company shall take all action necessary to comply with such demand. The Company represents and warrants that on the date the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the date of its effectiveness the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, provided, however, that no representation is made by the Company with respect to written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion in the Registration Statement; and the final prospectus contained in the Registration Statement, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b), such final prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, provided, however, that no representation is made by the Company with respect to written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion in such prospectus. The Company will promptly: (A) notify Purchaser when the Registration Statement is declared effective; and (B) notify Purchaser of any stop-order or similar proceeding by the SEC or any state securities authority.

                           (b) Continuing Effectiveness. The Company shall
promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and keep the Registration Statement effective until all the Shares have been sold pursuant thereto or until all of the Purchasers are able to dispose of their entire remaining ownership interest in the Shares in the United States public markets in a single transaction under Regulation S without limitation as to volume or under Rule 144 without invoking clause (e)(1)(ii) of Rule 144. The Company shall provide a transfer agent, registrar and CUSIP number with respect to all securities registered by such Registration Statement.

                           (c) Copies of Documents. The Company shall furnish to
Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses and supplements in conformity with the requirements of the Securities Act and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Purchaser.

                           (d) Blue Sky Laws. The Company shall use its best
efforts to register or qualify the Shares covered by such Registration Statements under such other securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request and do any and all other acts or things which may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

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
                           (e) Availability of Information. With a view to
making available to Purchaser the benefits of Rule 144(d) promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration, the Company hereby covenants and agrees, so long as Purchaser owns any Shares to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of The Company under the Securities Act and the Exchange Act; and (iii) furnish to Purchaser (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of the Shares without registration.

                           (f) Expenses. The Company shall bear all expenses in
connection with the procedures set forth in Sections 7.1(a) through (e) above and the registration of the Shares pursuant to the Registration Statement, other than broker's commissions or discounts, transfer taxes, and fees and expenses, if any, of counsel or other advisors to Purchaser.

                           (g) Assignment. The right to sell Shares under the
Registration Statement will automatically be assigned to each permitted transferee of Notes, and the provisions of Sections 7.1 and 7.2 hereof shall apply to such transferee as if such transferee were a Purchaser hereunder. In the event that it is necessary, in order to permit a transferee of a Note to sell Shares pursuant to the Registration Statement, to amend the Registration Statement to name such transferee, the transferee shall, upon written notice to the Company, be entitled to have the Company make such amendment as soon as reasonably practicable.

                           (h) Successor Registrant. If the Company shall not be
the surviving corporation in any merger or consolidation and this Note shall remain outstanding after the consummation of such transaction, the Company shall cause adequate provision to be made such that the surviving corporation shall provide registration rights at least as favorable to the holder of this Note as are provided in Section 7 hereof.

                  7.2      Securities Indemnification.

                           (a) Definitions. For the purposes of this Section 7.2
the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1. As used in this Section 7.2, the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) The Company's Indemnity. The Company agrees to
indemnify and hold harmless Purchaser, each of its officers, directors, partners, advisors, each person controlling such Purchaser within the meaning of
Section 15 of the Securities Act, each underwriter, if any, and each person controlling any such underwriter within the meaning of Section 15 of the Securities Act, from and against any and all expenses, losses, claims, damages or liabilities (or



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
actions, proceedings or settlements in respect thereof) to which such persons may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or arise out of any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company with respect to the Registration Statement and relating to action or inaction required of the Company, and will reimburse each such Purchaser, each of its officers, directors, partners, advisors, each person controlling such Purchaser, each underwriter, and each person controlling any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such expense, claim, loss, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that such expense, loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for inclusion in the Registration Statement, or any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchasers at least five (5) business days prior to the pertinent sale or sales by such Purchaser.

                           (c) Purchaser's Indemnity. Purchaser agrees to
indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities (including reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim) to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for inclusion in the Registration Statement; provided, however, such Purchaser shall not be liable in any such case to the extent that such loss, claims, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser, if such information is corrected and written notice of such correction is delivered to the Company at least five (5) business days prior to the pertinent sale or sales. Purchaser's obligation to indemnify the Company hereunder shall be limited to the total amount of the proceeds received by such Purchaser for the Shares sold pursuant to the Registration Statement.

                           (d) Notice of Claim and Representation. Promptly
after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the



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
extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties under the Agreements. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.2 to the extent such failure is not prejudicial. No indemnifying party, in the defense of any claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                           (e) Contribution Obligation. If the indemnification
provided for in this Section 7.2 is unavailable under state or federal law to an indemnified person hereunder in respect to any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the untrue statements of material fact or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue statements of material fact or omissions relate to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                           The Company and Purchaser agree that it would not be
just and equitable if contribution pursuant to this Section 7.2(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.3 Survival. The obligations of the Company and Purchaser under this Section 7 shall survive the payment of the Notes.

         8.       Affirmative Covenants of the Company.

                  8.1 Board Visitation Rights. The Company shall permit one of three designated representatives of all Purchasers of the Notes to attend meetings of the Company's Board of Directors in a nonvoting observer capacity at the Purchasers' own expense and shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors as and when provided to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof to the extent the Company reasonably believes upon advise of counsel that such exclusion is necessary to preserve the attorney-client privilege. The Company will make every reasonable effort to minimize the number and length of such exclusions. The foregoing board visitation rights shall generally be assignable in connection with any permitted assignment or transfer of the Notes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, in no event shall any representative attending any Board Meeting be engaged in, employed by, or otherwise affiliated with any person or entity (other than an affiliate company of the Company) engaged in the business of designing, manufacturing or selling hearing aid devices (the "Restricted Business") without the Company's prior written consent.

                  8.2      Information Covenants.

                           (a) Financial Information. The Company will furnish
Purchaser:

                                    (i) promptly after they are sent, made
available or filed, copies of all reports, proxy statements and financial statements that the Company sends or makes available to its shareholders and, within ten (10) days of filing, all registration statements and reports that the Company files with the SEC, including 10-Q, 10-K and 8-K reports, or with any other governmental authority where such registration statements and reports may be filed;

                                    (ii) as soon as possible, and in any event
within five (5) days after the Company has knowledge of (A) the occurrence of an Event of Default (as defined in the Notes), or (B) any default or event of default as defined in any other evidence of debt or under any other agreement, indenture or other instrument under which such debt has been issued, but only if such debt exceeds Two Million Dollars ($2,000,000) and such default or Event of Default, or such other default or event of default is not waived on or before ten (10) business days after it occurs, the statement of the chief executive officer or chief financial officer of the Company setting forth details of such default or event of default and the action which the Company proposes to take with respect thereto;

                                    (iii) prompt written notice of any actual or
threatened claims, litigation, suits, proceedings or disputes (whether or not purportedly on behalf of the Company) against or affecting the Company which, if adversely determined, would have a Material Adverse Effect (including claims, litigation, suits, proceedings or disputes involving monetary amounts in excess of Five Million Dollars ($5,000,000) not covered by insurance), or any material labor controversy resulting in or threatening to result in a strike against the Company, or any proposal by any governmental authority to acquire any of the material assets or business of the Company, if such strike or acquisition would have a Material Adverse Effect.

                                    (iv) prompt written notice of changes in the
name of the Company.

                           (b) Inspection Rights. The Company shall maintain
adequate books and accounts in accordance with generally accepted accounting principles applied on a consistent basis. The Purchaser or a single representative of the Purchasers shall have the right, at the Purchaser's expense prior to a Default or an Event of Default (as defined in the Note) and thereafter and during the continuance thereof, at the Company's expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account, and to take extracts therefrom. The Purchaser shall also have the right, at the Purchaser's expense prior to a Default or an Event of Default and thereafter and during the continuance thereof, at the Company's expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to discuss its and their affairs, finances, and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested. Notwithstanding the foregoing, the Company or any subsidiary shall not be required at any time pursuant to this Section 8.2(b) to disclose to any representatives of the Purchasers (i) any manufacturing or trade secret or secret process or other data the disclosure of which the Company reasonably believes may adversely affect its business, or (ii) any customer data to any such Purchaser or representative of the Purchasers engaged in a business similar to the business in which the Company or any of its subsidiaries is engaged at such time, nor shall the Company or any subsidiary be required at any time pursuant to this Section 8.2(b) to disclose to the Purchasers or any representative of the Purchasers any information or data that is classified by the Government or subject to a non-disclosure agreement in favor of any third party.

                           (c) Information Confidential. Purchaser acknowledges
that the information received by it pursuant hereto is confidential and for such Purchaser's use only, and it will not use such information in violation of the Exchange Act or reproduce, disclose, or dis seminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement unless (i) the Purchaser is required to disclose such information by a governmental body, (ii) such information is or becomes generally available to the public other than as a result of a disclosure by the Purchasers, (iii) such information is or becomes available on a non-confidential basis from a source other than the Company provided that such source is not bound by a confidentiality agreement with the Company known to the Purchasers, or (iv) such information is disclosed to any actual or prospective assignee of the Note, provided such person has executed in favor of the Company a confidentiality agreement containing terms substantially identical to this section.

                           (d) The Company's financial statements shall be
prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  8.3 Notices. The Company will furnish to the Purchaser the notices required by Section 1(d) of the Note regarding Conversion Events (as defined in the Note).

                  8.4 Security Interest. The Company acknowledges and agrees that in the event that (1) the Company's ratio of debt to equity (as such amounts are specified in the Company's most recent financial statements, but provided that any change in retained earnings as a result of any nonrecurring and non-operating loss, expense or write-off shall not be included in the calculation of such ratio) (the "Debt Ratio") exceeds one to one, and (2) all Purchasers elect not to redeem the Notes as a result of such event as provided therein, then upon the Purchasers' request it will execute and deliver the Pledge Agreement in substantially the form attached to this Agreement as Exhibit E (the "Pledge Agreement") and take all necessary and appropriate action contemplated by the obligations imposed upon the Company upon the effectiveness of such Pledge Agreement to grant to an agent appointed by the Purchasers pursuant to a separate agreement to hold such security interest on behalf of the Purchasers (the "Agent") a first priority security interest in the collateral described therein. The Company hereby agrees that it will not sell, transfer, assign, encumber, pledge or otherwise dispose of any of the assets constituting "Pledged Collateral" as that term is defined in the Pledge Agreement.

                  8.5 Repayment of Loan. The Company has repaid in full that certain loan between the Company and Silicon Valley Bank evidenced by that certain Loan and Security Agreement dated as of December 23, 1994.

         9.       Miscellaneous.

                  9.1 Survival of Representations and Warranties. The representations and warranties made by the Purchaser and the Company in this Agreement and the respective obli gations of each party, to be performed on the terms hereof at, prior to, or after the Closing Date hereunder, shall not expire with, or be terminated, or extinguished by, such Closing on the Closing
Date. All statements as to factual matters contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be the representations and warranties of the Company hereunder as of the date of such certificate or instrument.

                  9.2 Expenses. Whether or not the purchase and sale of the Note contemplated by this Agreement is consummated, the Company shall, upon request, pay all of the reasonable legal fees incurred by all Purchasers in connection with the preparation, execution and delivery of the Agreements and the related documents, in an amount not to exceed forty thousand dollars ($40,000.00) in the aggregate against presentation of itemized invoices detailing services rendered. The Company shall pay upon request against presentation of itemized invoices detailing services rendered, all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Purchaser or Agent in the enforcement or attempt to enforce any covenant of the Company under this Agreement or any other Note Document which is not performed as and when required by such document.

                  9.3 Modification; Waiver. No modification or waiver of any provision of this Agreement shall be effective unless in writing and approved by the Company and a majority-in-interest of the Purchasers. Upon the effectuation of each waiver, consent, agreement of amendment or modification, the Company promptly shall give written notice thereof to the Purchasers as provided in
Section 9.4 of this Agreement.

                  9.4 Notices. Any notice, demand or report herein required or permitted to be given shall be deemed given upon personal delivery, upon the transmittal thereof if made by telecopy with confirmed transmission receipt or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addressor and addressee are located in the United States), postage prepaid and addressed to the parties as follows:


                  To the Company:

                  ReSound Corporation
                  220 Saginaw Drive
                  Seaport Center
                  Redwood City, CA  94063
                  Attention:  Chief Financial Officer
                  Telephone: (415) 780-7800
                  Telecopier:  (415) 367-0675

                  To Purchaser:

                  The Mingly Corporation Limited
                  819 Swire House
                  11 Chater Road
                  Central
                  Hong Kong
                  Attention:  Payson M. Cha
                  Telephone:  852-521-4473
                  Telecopier:  852-845-3735

or to such other single place as any single addressee shall designate by written notice to the other addressees.

                  9.5 Successors and Assigns. All covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns. Except for an assignment by operation of law in connection with a merger or consolidation involving the Company, the Company may not assign or transfer any of its rights or obligations under any Note Document without the prior written consent of Purchaser. Any purported assignment in violation of this section shall be void.

                  9.6 Governing Law. This Agreement shall in all respects be governed by the laws of the State of California, United States of America as such laws are applied to agreements between California residents entered into and to be performed entirely within California without reference to rules of conflicts of laws.

                  9.7 Headings. The section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

                  9.8 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  9.9 California Qualification. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES WITH RESPECT TO SUCH SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  9.11 Delays or Omissions. It is agreed that no delay or omission to exercise any rights, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such rights, power, or remedy, nor shall it be construed to be a waiver of any such breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on a party's part of any breach or default under this Agreement, or any waiver on a party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement or by law or otherwise afforded to such party, shall be cumulative and not alternative.

                  9.12 Severability. If any provision in this Agreement or any other Note Document is found or held to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of such document which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects their intent in entering into this Agreement or such other Note Document, as appropriate.

                  9.13 Indemnification. To the fullest extent permitted by law, the Company agrees to protect, indemnify, defend and hold harmless Purchaser, Agent and their respective directors, officers, employees, agents and any affiliate thereof (collectively, the "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature related to any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) brought by third parties arising on account of or in connection with any matter or thing or action or failure to act by the Indemnitees, or any of them, arising out of or relating to the Agreements, the Notes and the purchase of the Notes, except to the extent that (a) such liability arises from the willful misconduct or gross negligence of such Indemnitee, or (b) the provisions of

Section 7.2 ("Securities Indemnification") of this Agreement are applicable to such suit, claim or demand. Upon receiving knowledge of any suit, claim or demand asserted by a third party that an Indemnitee believes is covered by this indemnity, such Indemnitee shall give the Company notice of the matter and an opportunity to defend it, at the Company's sole cost and expense, with legal counsel satisfactory to such Indemnitee, as the case may be. Such Indemnitee may also require the Company to defend the matter. Any failure or delay of such Indemnitee to notify the Company of any such suit, claim or demand shall not relieve the Company of its obligations under this Section but shall reduce such obligations to the extent of any increase in those obligations caused solely by such reasonable failure or delay. The obligations of the Company under this Section shall survive the payment and performance of the Notes.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.

RESOUND CORPORATION


By:  /s/ Paul Busse
     ---------------------------------
Title:  Chief Financial Officer
       ---------------------------------


THE MINGLY CORPORATION LIMITED

By:  /s/ Payson Cha
     ---------------------------------
Title:  Managing Director
       ---------------------------------

                                    EXHIBIT A

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL TO THE ISSUER OR SUCH OTHER COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION, OR IN ACCORDANCE WITH THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER.

                           CONVERTIBLE PROMISSORY NOTE

                              DUE FEBRUARY 21, 2000

         ReSound Corporation, a California corporation (the "Company"), for value received, promises to pay to the order of <<Purchaser>> the principal sum of <<Amount>> (<<Amount2>>), plus interest thereon from the date of this Note until paid at the rate of eight percent (8%) per annum.

         The principal amount of this Note and any outstanding accrued interest thereon shall be due and payable on February 21, 2000. Interest shall be payable on the last business day (the "Interest Payment Date") in each calendar quarter (commencing with the calendar quarter ending March 31, 1995), and in addition, any accrued interest shall be payable upon payment of principal or conversion of principal. Any default in the payment of any amount not paid when due hereunder shall bear interest at the rate of ten percent (10%) per annum from the date due until paid. All payments by the Company under this Note shall be subject to deduction for any applicable withholding tax as may be required by law, provided that the Company shall not withhold such taxes to the extent that the holder of this Note establishes the right to an exemption from withholding tax under applicable tax laws. The Company shall provide the holder of this Note prior notice of its intention to withhold as soon as practicable and in any event at least 30 days prior to making any payment as to which a withholding deduction shall be made. The Company shall provide the holder of this Note evidence of payment of such withholding tax promptly following availability of such evidence.

         Payments of both principal and interest are to be made by wire transfer payable to <<Purchaser>> at <<Address2>> or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America in immediately available funds.

         This Note is the Note referred to in the Note Purchase Agreement, dated as of February 21, 1995, between the Company and <<Purchaser>> (the "Note Purchase Agreement"). Capitalized terms used herein have the meanings assigned to those terms in the Note Purchase Agreement, unless otherwise defined herein.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1.       Conversion of Note.

                  (a) Conversion into Common Stock; Conversion Price. The principal and accrued interest on this Note is convertible by the registered holder hereof, in whole or in part, into fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") at the Conversion Price (as defined below) in effect at the time of conversion, determined as provided and upon the terms set forth below, at any time on or after the earlier of (1) February 22, 1996, (2) a Change of Control (as defined below) of the Company,
(3) the Company's Debt Ratio exceeding one-to-one, (4) acquisition by a person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Purchasers and their affiliates) of 15% or more of the outstanding voting stock of the Company, or (5) a merger, consolidation or combination to which the Company is a party (regardless of whether the Company survives) in which the shareholders of the Company immediately before the transaction do not own at least 5/6 of the voting power in the surviving corporation immediately after the transaction (all of the foregoing "Conversion Events," and all of the foregoing except conversion pursuant to clause (1)(a)(1) above, "Special Conversion Events"). This Note shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the principal amount of this Note or a specified portion thereof by the effective Conversion Price. The "Conversion Price" per share at which the Common Stock shall initially be issuable upon conversion of this Note shall be $10.00; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section 8 of this Note. As used in this Note, the term "Change of Control" shall mean (i) any consolidation, merger, or combination of the Company whether or not the Company is the surviving entity, other than where shareholders of the Company immediately prior to the closing of such consolidation, merger or combination own at least a majority of the voting equity securities of the successor entity immediately following such closing, or (ii) a sale, conveyance, lease or other disposition of all or substantially all the Company's assets (regardless of whether or not to a single entity or as an entirety).

                  (b) Registrations; Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will, in good faith and as expeditiously as possible, at its expense, endeavor to secure such registration, listing or approval, as the case may be.

                  (c) Taxes. The Company covenants that all shares of Common Stock which may be issued upon the conversion of this Note will, upon conversion of this Note, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  (d) Notice to Holders Prior to Certain Actions.  In case:

                           (i) the Company makes any distribution or dividend or
takes any other action that would require an adjustment in the Conversion Price pursuant to Section 8 of this Note;

                           (ii) of any merger, consolidation or combination
involving the Company in which the shareholders of the Company immediately before the transaction do not own at least 5/6 of the voting power in the surviving corporation immediately after the transaction;

                           (iii) of the occurrence of any other event
constituting a Change of Control; or

                           (iv) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company:

the Company shall cause to be delivered to the holder of this Note as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) in the case of a dividend or other distribution, the date on which a a record date is to be taken for the purpose of such event or if a record is not to be taken, the date as of which the holders of Common Stock of record are to be entitled to such dividend or distribution, or (y) in the case of any other event specified above, the date on which such event is expected to become effective or occur. In the case of any other event that would constitute a Conversion Event, the Company shall cause notice of the date of such event (or, if such date is not known, the date on which, or time period within which, the Company reasonably expects such event to occur) to be delivered to the holder of this Note as promptly as practicable but in any event not later than five business days after the earlier of (i) the date on which the Company discovers that such event has occurred, and (ii) the date on which the Company discovers that such event is reasonably likely to occur within the next 60 days.

         2.       Mechanics of Conversion.

                  (a) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (b) Notice of Conversion. Before the holder of this Note shall be entitled to convert the same or any portion thereof into shares of Common Stock, it shall surrender this Note (or such documentation as may be required by Section 7 hereof) at the office of the Company or of any transfer agent for this Note, and shall give written notice to the Company at such office (on the Conversion Form attached to this Note, or a substantial equivalent thereof) that it elects to convert the same or a specified portion thereof, and shall state therein its name or the name of names of its nominees in which it wishes the certificate or certificates for shares of Common Stock to be issued. The holder may specify in such notice that such conversion may be effective at a later time or immediately prior to or immediately after the occurrence of a specified Conversion Event that has yet to occur; if no such specification is given, such notice shall be deemed to request conversion of such Note effective immediately prior to the close of business on the date of such surrender of this Note together with such notice.

                  (c) Stock Certificates. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the holder of this Note, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled. Upon conversion as specified in Section 2(b) above, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the principal amount of this Note the Company shall issue and deliver to, or upon the written order of, the holder of this Note, at the expense of the Company, a new Note of denomination in principal amount equal to the unconverted portion of this Note and bearing interest from the last Interest Payment Date on which interest was actually paid in full in accordance with the terms hereof.

         3. Charges, Taxes and Expenses. Issuance of a certificate for shares of Common Stock upon the conversion of this Note shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of the holder of this Note or such certificates shall be issued in such name or names as may be directed by the holder of this Note; provided, however, that in the event certificates for shares of Common Stock (or replacement Notes) are to be issued in a name other than the name of the holder of this Note, this Note when surrendered for exercise or transfer shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock or replacement Notes, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         4.       Redemption.

                  (a)      Redemption Terms.

                           (i) Redemption At Option Of Holder. This Note is
redeemable, in whole or in part, at the option of the holder on or after (1) the consummation of a Change of Control of the Company, or (2) the Company's Debt Ratio exceeding one-to-one.

                           (ii) Redemption At Option Of The Company. This Note
is also redeemable, in whole but not in part, at the option of the Company upon the consummation of a Change of Control of the Company; provided, however, that the Company simultaneously redeems all, but not less than all of its 8% convertible promissory notes issued and outstanding concurrently with this Note; and provided further, that if the Company elects to redeem this Note, the holder hereof, following notice of such election, shall have the option to convert all or any portion of this Note into Common Stock at the then applicable Conversion Price prior to the consummation of the Change of Control of the Company. The Company shall provide the holder of this Note with notice of the Company's election to redeem this Note at least 20 days prior to the date of redemption. Notwithstanding anything to the contrary in this Note, the Company shall not have the right to prepay this Note under this Section 4 if the Declining Premium Amount (as defined below) required to be paid pursuant this Section in connection with such prepayment may not legally be paid or may be subject to recovery from the holder of this Note for any reason.

                  (b) Redemption Price. In the event of redemption at the election the holder of this Note pursuant to this Section 4, the Company shall pay to the holder of this Note an amount equal to the principal and accrued interest outstanding under this Note. In the event of redemption at the election the Company pursuant to this Section 4, the Company shall pay to the holder of this Note an amount equal to the principal and accrued interest then outstanding under this Note plus the product of (i) the principal then outstanding under this Note, multiplied by (ii) the Declining Premium Amount (as defined below).

                  (c) Definitions. The term "Declining Premium Amount" shall equal, as of the dates indicated, the following:

             Date of Redemption of this Note             Declining Premium Amount
             -------------------------------             ------------------------
                Pursuant to this Section 4
                --------------------------
Prior to February 21, 1996                                         0.80

On or after February 21, 1996, but before                          0.70
February 21, 1997

On or after February 21, 1997, but before                          0.60
February 21, 1998

On or after February 21, 1998, but before                          0.50
February 21, 1999

On or after February 21, 1999                                      0.40

         5. No Rights as Shareholder. This Note does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the conversion hereof.

         6. Exchange and Registry of Note. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Note. This Note may be surrendered for exchange, transfer or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (provided that the written indemnity of the original holder hereof is deemed to be sufficient indemnity), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note so that there will not be any loss or gain of interest on this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

         8.       Dilution.

                  (a) General Conversion Price Adjustment. The Conversion Price per share and the number of shares issuable upon conversion hereunder are subject to adjustment from time to time after the issuance of this Note such that the holder hereof will obtain the benefit of any adjustment, offer or other rights provided to the Company's shareholders as if the holder hereof had been a shareholder of the Company commencing on the date of issuance of this Note (including adjustments for any stock splits, stock dividends, other distributions and the like). By way of example, and not by way of limitation, the Conversion Price shall be adjusted in the following manner:

                           (i) If, after the date of this Note, the Company
shall issue additional shares of Common Stock, by reason of the declaration or payment of any dividend on the Common Stock payable in Common Stock, or by reason of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) the Conversion Price of this Note in effect immediately prior to such declaration or subdivision shall, concurrently with the effectiveness of such declaration or subdivision, be proportionately decreased.

                           (ii) In the event the outstanding shares of Common
Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of this Note in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (iii) In the case of any merger of the Company with
or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation in which the shareholders of the Company are to receive cash, securities or other consideration for their shares, this Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of this Note would have been entitled upon such merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Note, to the end that the provisions set forth herein (including all provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note. If the Common Stock is changed into any other class or classes of securities, whether by capital reorganization, reclassification or otherwise, the Conversion Price shall be adjusted based on substantially the same principles.

                           (iv) If the Company shall, by dividend or otherwise,
distribute to holders of Common Stock any cash, securities (including rights or warrants), evidences of indebtedness or other assets or property not otherwise covered elsewhere in this Section 8, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which is the current market price per share of Common Stock on the date fixed for such determination less the fair market value (determined not later than the date of such distribution in good faith by resolution of the Board of Directors of the Company) of the portion of the distribution applicable to one share of Common Stock, and the denominator of which is such current market price per share of Common Stock.

                           (v) For the purpose of any computation under Section
8(a)(iv) of the current market price per share of Common Stock on a specified date, such price shall be deemed to be the average closing price per share of Common Stock for the twenty consecutive trading days prior to the date in question. The date immediately prior to the date on which the Common Stock trades "ex" dividend or "ex" rights (i.e., without the right to receive the dividend or distribution), rather than the record date, shall be deemed to be the date for determining shareholders entitled to receive such dividend or distribution.

                           (vi) If the rights issued under the Company's
Preferred Shares Rights Agreement dated July 5, 1994 (the "Rights"), are separated from the Common Stock in accordance with the provisions of the Rights Agreement such that the holder of this Note would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion, the Conversion Price will be adjusted to reflect the Rights using the same principles set forth above in Section 8(a)(iv) as if the Rights had been distributed on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the Conversion Price shall then be readjusted to be the Conversion Price which would then be in effect if such separation had not occurred. In lieu of any such adjustment, Borrower may amend the Rights Agreement to provide that upon conversion of this Note the holder thereof will receive, in addition to the Common Stock issuable upon such conversion, the Rights that would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

                           (vii) In case the Company or any of its subsidiaries
shall make a tender offer for all or any portion of the Common Stock in which the price paid per share of Common Stock exceeds the closing price per share of Common Stock as of the date on which such offer expires, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on such expiration date by a fraction, the numerator of which is the number of shares of Common Stock outstanding (including any tendered shares) on such expiration date multiplied by the current market price per share of Common Stock on the trading day next succeeding the expiration date, and the denominator shall be the sum of
(x) the fair market value (determined in good faith by resolution of the Board of Directors of the Company) of the aggregate consideration payable to shareholders in such offer and (y) the product of the number of shares of Common Stock outstanding (less any shares purchased in the offer) on the expiration date and the current market price per share of Common Stock on the trading day next succeeding the expiration date.

                  (e) Authorized Shares. The Company covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note. The Company further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the conversion of this Note.

                  (f) Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price for this Note, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder of this Note, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                  (g) Good Faith. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of this Note against impairment.

         9.       Events of Default.

                  (a) The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                           (i) The Company shall fail to make any payment of
principal or interest on this Note within five (5) days of when due;

                           (ii) Any representation or warranty of the Company
under this Note, the Note Purchase Agreement or the other Note Documents is false or misleading when made or deemed made;

                           (iii) The breach of any covenant of the Company under
this Note, the Note Purchase Agreement or the other Note Documents which is not cured by the Company within ten (10) days after notice thereof in writing, or within fifteen (15) days after the Company should have known of such breach;

                           (iv) An "Event of Default," as defined in any of the
other Notes shall occur;

                           (v) Any default under any indebtedness of the Company
in excess of $2,000,000 shall occur and not be cured by the Company within ten
(10) days after notice thereof in writing;

                           (vi) Any default in the Loan Agreement dated December
7, 1994 by and among the Company, ReSound Hortechnologie GmbH, ReSound Horgerate GmbH and Bank Austria Aktiengessellschaft shall occur and not be cured by the Company within ten (10) days after notice thereof in writing;

                           (vii) A final judgment or final judgments for the
payment of money, which individually or in the aggregate exceed $5,000,000, shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

                           (viii) Any judgment, writ, assessment, warrant of
attachment, execution, levy or similar process shall be issued or levied against 80% or more of the assets of the Company and such judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy;

                           (ix) If a court having jurisdiction in the premises
shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

                           (x) If the Company shall commence a voluntary case
under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

                  (b) Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 9(a)(ix) or (x)) and at any time thereafter during the continuance of such Event of Default, the holder hereof may, by written notice to the Company, declare the principal and accrued interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note Purchase Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 9(a)(ix) or (x), immediately and without notice, the principal and accrued interest outstanding hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the holder hereof may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

         10.      Miscellaneous.

                  (a) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company. This Note shall in all respects be governed by the laws of the State of California, United States of America as such laws are applied to agreements between California residents entered into and to be performed entirely within California without reference to rules of conflicts of laws.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the conversion of this Note may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Registration Rights. The shares of Common Stock issuable upon conversion of this Note are covered by certain registration rights set forth in Section 7 of the Note Purchase Agreement pursuant to which this Note was issued by the Company.

                  (d) Assignment. The holder may assign this Note in whole or in part; provided however, that (i) such assignment is made in compliance with all applicable securities laws, (ii) such assignment is made in minimum amounts of not less than $1,000,000 of principal amount due under this Note (or if less, the remaining principal balance hereof), and (iii) this Note shall not be assignable to any person or entity engaged in the business of designing, manufacturing or selling hearing aid devices (the "Restricted Business") without the Company's prior written consent. Except for an assignment by operation of law in connection with a merger or consolidation involving the Company, the Company may not assign or transfer any of its rights or obligations under this Note or any other Note Document without the prior written consent of the holder of this Note. Any purported transfer of this Note in violation of this Section 10(d) shall be void.

                  (e) Notices. Any notice, demand or report herein required or permitted to be given shall be deemed given upon personal delivery, upon the transmittal thereof if made by telecopy with confirmed transmission receipt or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addressor and addressee are located in the United States), postage prepaid and addressed to the parties as follows:

                           To the Company:

                           ReSound Corporation
                           220 Saginaw Drive
                           Seaport Center
                           Redwood City, CA  94063
                           Attention:  Chief Financial Officer
                           Telephone: (415) 780-7800
                           Telecopier:  (415) 367-0675

                           To Holder:

                           <<Purchaser>>
                           <<Address>>
                           Telephone:  <<Phone>>
                           Telecopier: <<Fax>>

or to such other single place as any single addressee shall designate by written notice to the other addressees.

                  (g) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by the note holder in the enforcement of any of the Company's obligations hereunder not performed when due. The Company hereby waives notice of presentment, demand, protest or notice of any kind.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized.

Dated:  February ____, 1995

                                                     RESOUND CORPORATION



                                                     By:
                                                           ------------------
                                                     Title:
                                                           ------------------

                              NOTICE OF CONVERSION

To:      RESOUND CORPORATION

         (1) The undersigned hereby elects to convert $____________ in principal amount of this Note into shares of Common Stock of ReSound Corporation (or into such other securities as this Note is convertible pursuant to the terms hereof) pursuant to the terms of the attached Note, and tenders herewith the Note, together with all applicable transfer taxes, if any.

                  Such conversion is to be effective (complete one only):

                  / / immediately prior to the close of business on the date of receipt of this Notice by the Company

                  / /      other (specify):


                  If no specification is given, such conversion shall be effective immediately prior to the close of business on the date of receipt of this Notice by the Company.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                    -----------------------------------------
                                     (Name)

                    -----------------------------------------
                                    (Address)

         (3) Please reissue a Note representing the unconverted balance of this Note, if any, in the name of the undersigned or in such other name as is specified below:

                    -----------------------------------------
                                     (Name)

                    -----------------------------------------
                                    (Address)

         (4) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


- ------------------------------------    -----------------------------------
              (Date)                              (Signature)

                                 ASSIGNMENT FORM

                     (To assign the foregoing note, execute
                   this form and supply required information.
                   Do not use this form to convert the note.)

         FOR VALUE RECEIVED, an interest corresponding to _____% of the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to


                                 (Please Print)

whose address is
                                 (Please Print)




                                Dated:  ________________________, 19___.

                     Holder's Signature:  ______________________________

                       Holder's Address:  ______________________________

                                          ______________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                  Set forth below are the confidential exceptions to the representations and warranties made by ReSound Corporation (the "Company") in
Section 3 of the Note Purchase Agreement (the "Agreement") dated February 21, 1995. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Agreement. Each exception applies to the section numbers indicated below.

Section 3.2 ("Authority; No Conflict; Required Filings and Consents")

         1. The issuance of shares of the Company's Common Stock upon conversion of the Notes may require the filing of a Form 10-C with the SEC, depending on the number of shares of the Company's Common Stock outstanding at the time of such conversion.

         2. If requested by the Purchasers pursuant to Section 7 of the Agreement, the Company will be required to file a Registration Statement with the SEC for the sale of the shares of Common Stock issuable upon conversion of the Notes.

         3. The Company is a party to a Loan and Security Agreement with Silicon Valley Bank dated December 23, 1994 (the "Bank Agreement"). The Bank Agreement provides for a single loan advance to the Company in the aggregate principal amount of $5,000,000, which advance has been made and repaid in full. Pursuant to the Bank Agreement, Silicon Valley Bank has acquired a first priority security interest in all of the Company's assets, including without limitation, all of its goods, equipment, inventory, contract rights, general intangibles, accounts, documents, cash, deposit accounts and securities. The Company expects Silicon Valley Bank to file a termination statement with respect to such security interest, although such event may not take place prior to the Closing

         4. Section 5.2 ("Ownership of Newco") of the Shareholder Agreement between the Company and ReHear, Ltd. dated July 19, 1994 precludes the Company from transferring, assigning, hypothecating or in any way alienating any of the securities of RSND Asia Limited owned by the Company. If executed, the Pledge Agreement will create a first priority security interest in such securities.

Section 3.4 ("Undisclosed Liabilities")

         The Company is the defendant in a lawsuit filed in January 1993 in the United States District Court, Northern District of California, by a partnership consisting of two individuals. The plaintiff alleged that the Company's use of certain electrically erasable programmable read only memory ("EEPROM") and related architecture incorporated in its hearing devices infringed the plaintiff's U.S. patent. The trial in this matter commenced on January 3, 1995, and a verdict in favor of the plaintiff (including on the issues of willful infringement) was entered on January 26, 1995. Plaintiff was awarded damages in the amount of two and one-half percent of sales of the affected products, which the Company estimates to be approximately $2,700,000 based on estimated sales of such products through 1994. The Plaintiff has asked the Court to increase the award based upon the jury's findings that the infringement was willful.

         The Company is the defendant in a lawsuit filed in September 1993 in the United States District Court, District of Minnesota, by Minnesota Mining and Manufacturing Company (3M) alleging that the Company's hearing devices and programming systems infringe the claims of three patents owned by the plaintiff. The patents include claims directed to methods and apparatus used in programming hearing devices. The complaint also alleges false advertising, product disparagement, and related claims and seeks damages in an unspecified amount and an injunction prohibiting the Company from infringing the patents and from competing unfairly with plaintiff. The Company has filed an answer to the plaintiff's complaint, denying the claims made concerning alleged patent infringement, false advertising, product disparagement and related claims, as well as any damages related to such claims. Since the suit was filed, a fourth patent has been added to the suit, but 3M has indicated that another patent will be dropped from the suit. The Company has counterclaimed for a declaration that all the patents in the suit are invalid and not infringed.

         The Company is the defendant in a lawsuit filed in August 1994 in the U.S. District Court for the District of New Jersey by an individual, Paul Yanick. Mr. Yanick originally claimed infringement of four patents but has dropped one of the patents from the suit, as well as, other claims, through the filing of an amended complaint. The company does not believe that it infringes any of the patents in suit and believes that the patents in suit are invalid.

         The Company has been named as a defendant, along with its senior officers, directors and others, in a lawsuit filed on June 24, 1994 in the United States District Court for the Northern District of California. The case is a class action, filed on behalf of all purchasers of the Company's common stock between March 29, 1993 and March 18, 1994. The complaint alleges that the defendants violated Section l0(b) of the 1934 Securities Exchange Act by making false and misleading statements about the Company's business and future prospects, which had the effect of artificially inflating the price of the Company's common stock. The Company believes plaintiffs' allegations to be without merit.

Section 3.6 ("Capitalization")

         On July 5, 1994, the Company declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of the Company's Common Stock. Each Right will entitle shareholders to buy one one-thousandth of a share of the Company's Series A Participating Preferred Stock at an exercise price of $50.00. The Rights will become exercisable at the close of business on the tenth day (or such later date as may be determined by a majority of Continuing Directors, as defined in the Preferred Shares Rights Agreement dated as of July 5, 1994) after a person or group announces the acquisition of 15% or more of the Company's Common Stock or announces commencement of a tender offer or exchange offer, the consummation of which would result in ownership by the person or group of 30% or more of the Common Stock. The Company will be entitled to redeem the Rights at $0.01 per Right at any time prior to the close of business on the tenth day (or such later date as may be determined by a majority of the Continuing Directors) following acquisition by a person or group of 15% or more of the Company's Common Stock. The dividend distribution was made on July 20, 1994. The rights will expire on July 5, 2004.

         If, prior to redemption or exchange of the Rights, a person or group acquires 15% or more of the Company's Common Stock (other than pursuant to a tender offer which is made for all the outstanding shares of Common Stock of the Company and approved by a majority of the Continuing Directors after determining that the offer is both adequate and otherwise in the best interests of the Company and its shareholders), each Right not owned by a holder of 15% or more of the Common Stock will entitle its holder to purchase, at the Right's then current exercise price, that number of shares of Common Stock of the Company (or, in certain circumstances as determined by the Board, cash, other property or other securities) having a market value at that time of twice the Right's exercise price. If, after the tenth day following acquisition by a person or group of 15% or more of the Company's Common Stock, the Company sells more than 50% of its assets or earning power or is acquired in a merger or other business transaction, the acquirer must assume the obligations under the Rights and each Right not owned by a holder of 15% or more of the Common Stock will entitle its holder to purchase, at the Right's then current exercise price, that number of shares of Common Stock of the acquirer having a market value at that time of twice the Right's exercise price. At any time after a person or group acquires 15% or more of the Company's Common Stock and prior to the acquisition by the acquirer of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than those owned by the acquirer or its affiliates) for Common Stock of the Company at an exchange ratio of one share of Common Stock per Right.

                                    EXHIBIT C


                                February 21, 1995



Cagen Holdings Limited
819 Swire House
11 Chater Road
Central
Hong Kong

The Mingly Corporation Limited
820 Swire House
11 Chater Road
Central
Hong Kong

Charter Ventures II, L.P.
525 University Avenue
Suite 1500
Palo Alto, CA  94301

Ladies and Gentlemen:

         We have acted as counsel for ReSound Corporation, a California corporation (the "Company") in connection with the several Note Purchase Agreements by and among the Company and Cagen Holdings Limited, The Mingly Corporation Limited and Charter Ventures II, L.P. (each a "Purchaser," and collectively, the "Purchasers") dated as of February 21, 1995 (each a "Note Purchase Agreement," and collectively, the "Note Purchase Agreements"), and the Company's Convertible Promissory Notes in the aggregate principal amount of U.S. $10,000,000 dated as of February 21, 1995 issued to the Purchasers pursuant to the Note Purchase Agreements (the "Notes," and collectively with the Note Purchase Agreements, the Pledge Agreement and the Distribution Agreement Amendment the "Transaction Documents"). Unless defined herein, capitalized terms have the meaning given them in the Note Purchase Agreements.

         In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents, other than by the

Company, where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of the Company in connection with the transactions referred to in the first paragraph hereof, no information has come to our attention that would give us actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

         In rendering the opinion set forth in paragraph (a) below, (i) in order to determine in which states qualification is appropriate, we have assumed that qualification may be required only in those states in which the Company owns or leases real property, maintains offices or has employees, and we have relied on the Company's listing of those states without independent verification on the Certificate of Paul Busse, Senior Vice President, Finance and Administration and Chief Financial Officer of the Company (the "Management Certificate"), and (ii) as to the qualification and good standing of the Company in the states so identified in such Management Certificate, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates (other than a California franchise tax certificate for the Company) and no opinion is provided with respect to tax good standing (other than with respect to the Company in California).

         In rendering the opinion in paragraph (e) below, we have reviewed and are providing an opinion only with respect to the Transaction Documents, judgments and orders set forth in the Management Certificate.

         In rendering the opinion expressed in paragraphs (g) and (h) below, we have assumed and express no opinion with respect to the following: (a) that the representations and warranties of the Purchasers set forth in the Note Purchase Agreements are true and complete; and (b) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with such offer and sale. We have also assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Notes by means of any "general solicitation," as defined in Regulation D under the Securities Act or the "publication of any advertisement" (as defined under the California Corporate Securities Act of 1968, as amended, and the regulations thereunder) and that no offer or sale of the Notes has been made or will be made in any states other than California.

         The opinions hereinafter expressed are subject to the following further qualifications:

                  (i) We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than California or the federal law of the United States of America are applicable to the Transaction Documents or the transactions contemplated thereby;

                  (ii) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, usury or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

                  (iii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Transaction Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

                  (iv) We express no opinion regarding the enforceability of any security interest, collateral assignment, or similar interest granted by the Company to secure its obligations under the Notes or the existence or perfection of any such security interest, collateral assignment, or similar interest;

                  (v) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

                  (vi) The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents;

                  (vii) The enforceability of provisions of the Transaction Documents which purport to establish evidentiary standards or to make determinations conclusive;

                  (vii) The enforceability of provisions of the Transaction Documents which purport to establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents;

                  (ix) The enforceability of provisions of the Transaction Documents expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

                  (x) The enforceability of provisions of the Transaction Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies;

                  (xi) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities; and

                  (xii) Provisions in the Transaction Documents purporting to provide for indemnification and contribution under certain circumstances may be unenforceable.

          Based on our examinations of the Transaction Documents, subject to the foregoing qualifications and the limitations, qualifications, assumptions and covenants set forth in Exhibit B (the "Disclosure Schedule") attached to the Note Purchase Agreement, we are of the opinion that:

         (a) The Company is a corporation duly organized and existing under the laws of the State of California, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each state in which the failure to be so qualified would have a material adverse effect on the Company.

         (b) The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents, to sell and issue the Notes, to issue the Common Stock issuable upon conversion of the Notes and to carry out and perform its obligations under the terms of the Transaction Documents.

         (c) All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Notes (and the Common Stock, issuable upon conversion thereof) and the performance of all of the Company's obligations under the Transaction Documents has been taken. The shares of Common Stock, issuable upon conversion of the Notes have been duly and validly authorized and reserved and, when issued in compliance with the provisions of the Notes will be validly issued, fully paid and nonassessable. The Notes, the Note Purchase Agreements and the Distribution Agreement Amendment have been duly and validly executed and delivered by the Company and, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms.

         (e) The execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Notes and the Common Stock, issuable upon conversion thereof, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, and have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under (i) the Company's Articles of Incorporation or Bylaws, or (ii) any statute, rule or regulation or any judgment or order known to us of Federal or California law to which the Company is a party, or by which the Company is bound.

         (f) To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company, or its properties before any court or governmental agency that questions the validity of the Transaction Documents or any action taken or to be taken in connection therewith.

         (g) No consent, approval or authorization of or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Notes (and the Common Stock, issuable upon conversion thereof), or the consummation of any other transaction contemplated by the Transaction Documents, except the notice filing required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended and except for any filings necessary to perfect the security interest to be granted under the Pledge Agreement.

         (h) The offer, sale and issuance of the Notes and the issuance of the Common Stock, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

         This opinion is furnished to you pursuant to Section 5.6 of the Note Purchase Agreements and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                                                     Sincerely,

                                                     VENTURE LAW GROUP,
                                                     A Professional Corporation

                                    EXHIBIT D

             FIRST AMENDMENT TO INTERNATIONAL DISTRIBUTOR AGREEMENT

         This First Amendment (the "Amendment") to the International Distributor Agreement by and between ReSound Corporation, a California corporation ("ReSound") and RSND Asia, Limited, a British Virgin Islands corporation ("RSND Asia") dated as of July 19, 1994 (the "Agreement") is made as of February ____, 1995. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Agreement.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Section 2(b). Section 2(b) of the Agreement is hereby amended to include the following sentence at the end of such section:

                  "Notwithstanding the foregoing provisions of this Section 2(b), in the event that there is a foreclosure on the Pledged Collateral (as defined in the Pledge Agreement (the "Pledge Agreement") attached as Exhibit E to the Manufacturer's Note Purchase Agreements entered into with certain other parties dated February ____, 1995) pursuant to the terms of such Pledge Agreement, then the Distributor shall thereafter be entitled to distribute the Products in the Territory and in each other country in which Distributor then has distribution rights hereunder on an exclusive basis, regardless of Distributor's achievement or non-achievement of the Minimum Sales Commitment."

         2. Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

         3. Miscellaneous. This Amendment may be executed in counterparts, and shall be governed by California law.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

RESOUND CORPORATION                     RSND ASIA, LIMITED

By:                                     By:
      ----------------------------              ------------------------------
Title:                                  Title:
      ----------------------------              ------------------------------


                                        RESOUND, LIMITED

                                        By:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------

                                    EXHIBIT E

                                PLEDGE AGREEMENT

         This Pledge Agreement, dated as of ___________, _____, is executed by ReSound Corporation, a California corporation ("ReSound") in favor of ______________________, a _____________ as agent (in such capacity, the "Agent")
for the holders of ReSound's convertible promissory notes in the aggregate principal amount of U.S. $10,000,000 (each a "Note," and collectively the "Notes") issued pursuant to the several Note Purchase Agreements (each a "Note Purchase Agreement," and collectively, the "Note Purchase Agreements") dated February 21, 1995 by and among ReSound and The Mingly Corporation Limited, Cagen Holdings Limited and Charter Ventures II, L.P. (each a "Note Holder," and collectively, the "Note Holders").

                                    RECITALS

         A. Pursuant to the Note Purchase Agreements, the Note Holders have purchased the Notes.

         B. Agent has been appointed as agent for the Note Holders pursuant to that certain [Insert name of agreement appointing Agent] dated as of __________, _____ between Agent and the Note Holders.

         C. Pursuant to the terms of the Note Purchase Agreements ReSound is obligated to enter into this Pledge Agreement with the Agent on behalf of the Note Holders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ReSound hereby agrees with Agent as follows:

         1. Definitions and Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Note Purchase Agreements shall have the respective meanings given to those terms in the Note Purchase Agreements, and all terms defined in the California Uniform Commercial Code (the "UCC") shall have the respective meanings given to those terms in the UCC.

         2. The Pledge. To secure the Obligations as defined in Section 3 hereof, ReSound hereby pledges and assigns to, and grants to, Agent, acting on behalf of the Note Holders, a security interest in, all of ReSound's right, title and interest, whether now existing or hereafter arising from the following property (collectively, the "Pledged Collateral"):

                  (a) All of the shares of RSND Asia Limited (the "Issuer") owned by ReSound (the "Shares") and any additional shares of Issuer hereafter acquired by ReSound, including shares issued upon exercise of the Pledged Warrants (as defined below) (collectively, the "Pledged Shares");

                  (b) All warrants to purchase shares of Issuer owned by ReSound, and any additional warrants, options or other rights to purchase shares of Issuer hereafter acquired by ReSound (collectively the "Pledged Warrants");

                  (c) All dividends (including cash dividends), other distributions (including stock redemption proceeds), or other property, securities or instruments, in respect of or in exchange for the Pledged Shares or the Pledged Warrants, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or warrants or otherwise;

                  (d) All of ReSound's rights under that certain Shareholder Agreement dated as of July 19, 1994, as amended from time to time, between ReSound and ReHear Investments, Ltd. (the "Shareholder Agreement") and that certain Share and Warrant Purchase Agreement dated as of July 19, 1994, between ReSound and Issuer; and

                  (e)      All proceeds of the foregoing (the "Proceeds").

         3. Security for Obligations. The obligations secured by this Pledge Agreement (the "Obligations") shall mean the aggregate principal, interest, fees, expenses and other amounts, due or to become due, now existing or hereafter arising, under the Notes, the Note Purchase Agreements, this Pledge Agreement or any other document, instrument or agreement issued or delivered in connection herewith or therewith.

         4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent.

         5. Representations and Warranties. ReSound hereby represents and warrants as follows:

                  (a) Issuance of Pledged Shares, Etc. The Pledged Shares have been duly authorized and are validly issued and are fully paid and non-assessable, and except as set forth in the Shareholder Agreement, the Pledged Shares and the Pledged Warrants are owned by ReSound free and clear of any and all liens, pledges, encumbrances or charges, and ReSound has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Shares.

                  (b) Security Interest. The pledge of the Pledged Collateral creates a valid security interest in the Pledged Collateral, which security interest is a perfected and first priority security interest, securing the payment of the Obligations and the obligations hereunder.

                  (c) Restatement of Representations and Warranties. On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall apply to such additional Pledged Collateral.

         6. Further Assurances. ReSound agrees to cause the security interest granted hereby to be entered on the books of Issuer in a manner sufficient to provide notice hereof. ReSound agrees that at any time and from time to time, at ReSound's expense, ReSound will promptly execute and deliver all further instruments and documents, including all additional Pledged Shares and Pledged Warrants, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof, or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. ReSound agrees not to surrender or lose possession of (other than to Agent), sell, encumber or otherwise dispose of, or transfer, any Pledged Collateral or right or interest therein and to keep the Pledged Collateral free of all liens other than the lien granted hereby.

         7.       Voting Rights; Dividends; Etc.

                  (a) Rights Prior to an Event of Default. So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

                                  (i) ReSound shall be entitled to exercise any
and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement and the other Note Documents.

                                  (ii) ReSound shall be entitled to exercise all
rights under the agreements described in Section 2(d).

                                  (iii) ReSound shall be entitled to exercise
the Pledged Warrants pursuant to their terms at the sole discretion of ReSound.

                                  (iv) ReSound shall be entitled to receive and
retain free and clear of the security interest of Agent hereunder any and all dividends and interest paid in respect of the Pledged Shares, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Shares or Pledged Warrants, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Pledged Warrants in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Shares or Pledged Warrants, shall be, and shall be forthwith delivered to Agent to hold as, Pledged Collateral and shall, if received by ReSound, be received in trust for the benefit of Agent, be segregated from the other property or funds of ReSound and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral.

                  (b) Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

                                  (i) All rights of ReSound to exercise the
voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i), to exercise the contractual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(ii), to exercise the right to exercise the Pledged Warrants pursuant to Section 7(a)(iii), and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(iv), shall cease and all such rights shall thereupon become vested in Agent which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                                  (ii) All dividends and interest payments which
are received by ReSound contrary to the provisions of subparagraph (i) of this
Section 7(b) shall be received in trust for the benefit of Agent, shall be segregated from other funds of ReSound and shall be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         8.       Events of Default.

                  (a) Event of Default. An event of default (an "Event of Default") shall be deemed to have occurred under this Pledge Agreement in the event that there is an "Event of Default" as defined in any of the Notes.

                  (b) Rights Under the UCC. In addition to all other rights granted hereby, by the Notes, the Note Purchase Agreements and by law, Agent shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

                  (c) Sale of Pledged Collateral. ReSound acknowledges and recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Shares and Pledged Warrants and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Shares and Pledged Warrants for their own account, for investment and not with a view to the distribution or resale thereof. ReSound acknowledges that any such private sales may be at prices and on terms less favorable to Agent than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Agent has no obligation to delay the sale of any Pledged Shares or Pledged Warrants to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended, or under any state securities law.

                  (d) Compliance with the Exchange Act. Upon the occurrence of an Event of Default and at Agent's request, ReSound agrees to use ReSound's reasonable best efforts to cause Issuer to disseminate publicly all information required to be disseminated pursuant to the Securities Exchange Act of 1934, as amended, if Issuer is then required to file reports under such Act, or to otherwise make available such information as to permit the public or private sale of the Pledged Collateral in accordance with the terms of this Pledge Agreement. ReSound further agrees to use ReSound's reasonable best efforts to cause Issuer to cooperate with Agent in taking whatever additional action may be required to effect such public or private sale of the Pledged Collateral.

                  (e) Notice, Etc. In any case where notice of sale is required, seven (7) days' notice shall be deemed reasonable notice. Agent may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of Agent to proceed first against any other Person or property.

                  (f) Other Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Agent, ReSound shall assemble the Pledged Collateral not yet in Agent's possession and make available to Agent all records relating to the Pledged Collateral at any place or places specified by Agent, together with such other information as Agent shall request concerning ReSound's ownership of the Pledged Collateral and relationship to Issuer; and (ii) Agent or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Shares or any part thereof and to exercise ReSound's rights under the Pledged Warrants.

         9.       Appointed Attorney-in-Fact.

         ReSound hereby appoints Agent as ReSound's attorney-in-fact, with full authority in the place and stead of ReSound and in the name of ReSound or otherwise, from time to time in Agent's discretion and to the full extent permitted by law to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including to receive, endorse and collect all instruments made payable to ReSound representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to make any compromise or settlement, and take any action it reasonably deems advisable, with respect to the Pledged Collateral.

         ReSound hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon Agent to exercise any such powers. It is further agreed and understood between the parties hereto that such care as Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Pledged Collateral when in Agent's possession; provided, however, that Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Pledged Collateral. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its officers, directors, employees or agents be responsible to ReSound for any act or failure to act, except for gross negligence or willful misconduct.

         10.      Miscellaneous.

                  (a) Notices. Any notice, demand or report herein required or permitted to be given shall be deemed given upon personal delivery, upon the transmittal thereof if made by telecopy with confirmed transmission receipt or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addressor and addressee are located in the United States), postage prepaid and addressed to the parties as follows:

                  To the Company:

                  ReSound Corporation
                  220 Saginaw Drive
                  Seaport Center
                  Redwood City, CA  94063
                  Attention:  Chief Financial Officer
                  Telephone: (415) 780-7800
                  Telecopier:  (415) 367-0675

                  To Agent:

                  ________________________

                  ________________________

                  ________________________


                  To Note Holders:

                  Cagen Holdings Limited
                  819 Swire House
                  11 Chater Road
                  Central
                  Hong Kong
                  Attention:  Louise Chan
                  Telephone:  852-522-6141
                  Telecopier:  852-029-0720

                  Charter Ventures II, L.P.
                  525 University Avenue
                  Suite 1500
                  Palo Alto, CA  94301
                  Attention:  A. Barr Dolan
                  Telephone:  (415) 325-6953
                  Telecopier:  (415) 325-4762

                  The Mingly Corporation Limited
                  820 Swire House
                  11 Chater Road
                  Central
                  Hong Kong
                  Attention:  Payson M. Cha
                  Telephone:  852-521-4473
                  Telecopier:  852-845-3735

or to such other single place as any single addressee shall designate by written notice to the other addressees. ReSound shall deliver all notices hereunder to Agent and the Note Holders.

                  (b) Nonwaiver. No failure or delay on Agent's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) Amendments and Waivers. This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by ReSound, Agent and any Note Holders required by the Notes and Note Purchase Agreements. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) Assignments. This Pledge Agreement shall be binding upon and inure to the benefit of Agent, the Note Holders, ReSound and their respective successors and assigns; provided, however, that ReSound, Agent, and the Note Holders may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Notes and Note Purchase Agreements.

                  (e) Cumulative Rights, Etc. The rights, powers and remedies of Agent under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Notes, the Note Purchase Agreements, or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's rights hereunder. ReSound waives any right to require Agent to proceed against any person or to exhaust any Pledged Collateral or to pursue any remedy in Agent's power.

                  (f) Payments Free of Taxes, Etc. All payments made by ReSound under this Pledge Agreement shall be made by ReSound free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, ReSound shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by Agent or any Note Holder, ReSound shall furnish evidence satisfactory to Agent or such Note Holder that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                  (g) Partial Invalidity. If any provision in this Pledge Agreement is found or held to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of such document which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects their intent in entering into this Pledge Agreement.

                  (h) Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                  (i) Counterparts. This Pledge Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, ReSound has caused this Pledge Agreement to be executed as of the day and year first above written.

                                         RESOUND CORPORATION


                                         By:
                                                ----------------------------
                                         Name:
                                                ----------------------------
                                         Title:
                                                ----------------------------

Acknowledged:
[Agent]

By:
       ---------------------------
Name:
       ---------------------------
Title:
       ---------------------------